Exhibit 10.1

ADVISORY AGREEMENT

BY AND AMONG

NEW MOUNTAIN NET LEASE TRUST,

NEWLEASE OPERATING PARTNERSHIP LP,

AND

NEW MOUNTAIN FINANCE ADVISERS, L.L.C.

i

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of January 2, 2025 (the “Effective Date”), is by and among New Mountain Net Lease Trust, a Maryland statutory trust (the “Company”), NEWLEASE Operating Partnership LP, a Delaware limited partnership (formerly New Mountain Net Lease Partners Corporation) (the “Operating Partnership”), and New Mountain Finance Advisers, L.L.C., a Delaware limited liability company (the “Adviser”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company has elected and qualified as a REIT, and to invest its funds in Investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1.            Definitions. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Affiliate” shall have the meaning set forth in the Declaration of Trust.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Board” shall mean the board of trustees of the Company, as of any particular time.

“Broken Deal Expenses” shall mean out-of-pocket fees and expenses relating to proposed but unconsummated investments.

“Business Day” shall have the meaning set forth in the Declaration of Trust.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.

“CEA” shall mean the U.S. Commodity Exchange Act, as amended.

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed offering of the Common Shares.

“Class A Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class E Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class F Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Class I Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Shares” shall have the meaning set forth in the Declaration of Trust.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Expenses” shall have the meaning set forth in Section 11(b).

“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Company-Related Compliance Obligation Expenses” shall mean the costs and expenses of all legal and regulatory compliance obligations under U.S. federal, state, local, non-U.S. or other laws and regulations directly related to the making, holding or disposing of Investments by the Company (whether such compliance obligations are imposed on the Adviser, its affiliates or the Company), including, without limitation, the preparation and filing of (i) Form 13F, Form 13H, Section 16 filings, Schedule 13D filings, Schedule 13G filings and other ownership filings, in each case under the Exchange Act, (ii) TIC Form SLT filings, (iii) materials required under the Fair and Accurate Credit Transactions Act and Financial Crimes Enforcement Network reporting requirements applicable to the Company, (iv) Commodity Futures Trading Commission Form 4.13(a)(3), CPO-PQR, CTA PR and NFA Form PQR filings, (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act and other antitrust laws and regulations, (vi) blue sky filings, registration statement filings, (vii) Cayman Islands Investment Funds Reporting filings, including FAR filings, (viii) Form PF and Form ADV, and (viv) any other forms, schedules or other filings with governmental and self-regulatory agencies directly related to the making, holding or disposing of Investments by the Company (including any costs related to any inquiry, investigation or proceeding involving the Company), and the costs and expenses of any custodian, administrator and/or depositary (including, for the avoidance of doubt, the performance of any functions of a custodian, administrator and/or depositary contemplated by the Alternative Investment Fund Managers Directive 2011 (the “AIFM Directive”)) appointed by the Adviser or its affiliates in relation to the safeguarding, administering and/or holding (or similar) of Investments and/or registrations, licenses, notices, reports and/or filings prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities, including any registrations, licenses, notices, reports and/or filings required in accordance with the AIFM Directive and any related regulations, and other notices or disclosures of the Adviser and/or its affiliates relating to the Company and their activities or any national private placement regime in any jurisdiction and incurred in connection with the Adviser’s or any of its Affiliates’ compliance with disclosure, reporting and other similar obligations pursuant to the Declaration of Trust or under the AIFM Directive or any national private placement regime in any jurisdiction (including, for the avoidance of doubt the preparation and filing of any reporting required in connection with, or prescribed by the AIFM Directive, including the preparation of prescribed information included in the Company’s annual report, and the capture, processing and submission of relevant data in the form of Annex IV reports) and costs and expenses in relation to the appointment of third-party alternative investment fund managers in respect of the Company, as well as costs and expenses associated with operating foreign domiciled entities formed in connection with the Company’s activities.

“Covered Person” shall have the meaning set forth in the Declaration of Trust.

“Declaration of Trust” shall mean the Declaration of Trust of the Company, as may be amended from time to time.

“Distributions” shall mean any distributions, pursuant to Section 7.6 of the Declaration of Trust, by the Company to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Effective Termination Date” shall have the meaning set forth in Section 14.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Independent Trustee” shall have the meaning set forth in the Declaration of Trust.

“Initial Term” shall have the meaning set forth in Section 14.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets.

“Joint Ventures” shall mean those joint venture or partnership arrangements (other than the Operating Partnership) in which the Company, the Operating Partnership or any of their subsidiaries is a co-venturer or partner established to acquire or hold assets of the Company or Operating Partnership.

“Management Fee” shall have the meaning set forth in Section 10(a).

“New Mountain” means, collectively, New Mountain Capital, L.L.C. and any Affiliate thereof.

“Mortgage” shall mean, in connection with any mortgage financing that the Company makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“New Mountain Names” shall have the meaning set forth in Section 22.

“Notice of Proposal to Negotiate” shall have the meaning set forth in Section 14.

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Declaration of Trust.

“Other New Mountain Accounts” shall mean other investment funds, REITs, vehicles, investment programs, businesses, accounts, products and/or other similar arrangements sponsored, advised and/or managed by New Mountain, whether currently in existence or subsequently established (in each case, including any new or successor funds, programs, accounts or businesses).

“Person” shall have the meaning set forth in the Declaration of Trust.

“Performance Participation Allocation” shall have the meaning set forth in the Operating Partnership Agreement.

“PPM” shall have the meaning set forth in the Declaration of Trust.

“Real Estate-Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Company or the Operating Partnership directly or indirectly through one or more of their Affiliates.

“Real Estate-Related Assets” shall mean any Investments in Mortgages and Real Estate-Related Securities.

“Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” shall have the meaning set forth in the Declaration of Trust.

“Services” shall have the meaning set forth in Section 8(c).

“Shareholder” shall have the meaning set forth in the Declaration of Trust.

“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Termination Notice” shall have the meaning set forth in Section 14.

“Trustees” shall have the meaning set forth in the Declaration of Trust.

“Valuation Guidelines” shall mean the valuation guidelines of the Company as have been adopted by the Board, as amended from time to time.

2.            Appointment. The Company and the Operating Partnership hereby appoint the Adviser to serve as their investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment.

3.            Duties of the Adviser. Subject to the oversight of the Board and the terms and conditions of this Agreement (including the Investment Guidelines) and consistent with the provisions of the Company’s most recent PPM for the Common Shares, the Declaration of Trust and Bylaws and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for implementing the investment strategy of the Company and the Operating Partnership. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a)          serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b)          sourcing, evaluating and monitoring the Company’s and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and the Operating Partnership’s assets, in accordance with the Investment Guidelines, policies and objectives and limitations, subject to oversight by the Board;

(c)          with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

(d)          providing the Company and the Operating Partnership with portfolio management and other related services;

(e)          serving as the Company’s and the Operating Partnership’s advisor with respect to decisions regarding any of their financings, hedging activities or borrowings, including (1) assisting the Company and the Operating Partnership in developing criteria for debt and equity financing that is specifically tailored to the Company’s and Operating Partnership’s investment objectives, (2) advising the Company and Operating Partnership with respect to obtaining appropriate financing for the Investments (which, in accordance with applicable law and the terms and conditions of this Agreement and the Declaration of Trust and Bylaws, as applicable, may include financing by the Adviser or its Affiliates), and (3) negotiating and entering into, on the Company’s and the Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and the Operating Partnership’s activities;

(f)           engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents, property management and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, property management and accounting, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and the Operating Partnership’s activities or investments (or potential Investments);

(g)          coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(h)          communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(i)            advising the Company in connection with policy decisions to be made by the Board;

(j)            providing the daily management of the Company and the Operating Partnership, including performing and supervising the various administrative functions reasonably necessary for the management of the Company and the Operating Partnership;

(k)           engaging one or more subadvisors with respect to the management of the Company and the Operating Partnership, including, where appropriate, Affiliates of the Adviser;

(l)            evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT and with the Investment Guidelines;

(m)          investing and reinvesting any moneys and securities of the Company and the Operating Partnership (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to the Shareholders and limited partners of the Operating Partnership) and advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising;

(n)          determining valuations for the Company’s or Operating Partnership’s Real Property and Real Estate-Related Assets and calculate, as of the last Business Day of each month, or with such frequency as the Board determines, the NAV per Common Share for each class then outstanding, and in connection therewith, obtain appraisals performed by third-party appraisal firms concerning the value of the Real Properties and obtain market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets, in each case, in accordance with the Valuation Guidelines;

(o)           providing input in connection with the appraisals of the Company’s properties;

(p)           monitoring the Company’s and Operating Partnership’s Real Property and Real Estate Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(q)           monitoring each appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(r)            delivering to, or maintain on behalf of, the Company copies of appraisals obtained in connection with the investments in any Real Property;

(s)           in the event that the Company or the Operating Partnership is a commodity pool under the CEA, acting as the Company’s and/or Operating Partnership’s, as applicable, commodity pool operator for the period and on the terms and conditions set forth in this Agreement, including, for the avoidance of doubt, the authority to make any filings, submissions or registrations (including for exemptive or “no action” relief) to the extent required or desirable under the CEA (and the Company and Operating Partnership hereby appoint the Adviser to act in such capacity and the Adviser accepts such appointment and agrees to be responsible for such services);

(t)            placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

(u)           making from time to time, or at any time reasonably requested by the Board, reports to the Board of its performance of services to the Company under this Agreement, including reports with respect to potential conflicts of interest involving the Adviser or any of its Affiliates;

(v)           advising the Company regarding the maintenance of the Company’s status as a REIT, and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(w)          taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting Shareholders for required information to the extent provided by the REIT provisions of the Code;

(x)           assisting the Company in maintaining the registration (or exemption therefrom) of the Common Shares under federal and state securities laws, as applicable, with respect to any offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to any offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any offering, preparing or causing to be prepared all supplements to the PPM and financial statements and all reports and documents, if any, required under the Securities Act of 1933, as amended, state securities laws and the Exchange Act; and

(y)           performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request and/or the Adviser shall deem appropriate under the particular circumstances.

4.            Authority of Adviser.

(a)           Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment that fits within the Company’s Investment Guidelines and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.

(b)           Notwithstanding the foregoing, any Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. Except as otherwise set forth herein, in the Investment Guidelines or in the Declaration of Trust, any Investment that fits within the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c)           The prior approval of a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliate is a party.

(d)           The Board will review the Investment Guidelines periodically, in its discretion, and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e)           The Adviser may retain, for and on behalf, and at the sole cost and expense, of the Company or the Operating Partnership, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include the Affiliates of Adviser or unaffiliated third parties; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties. In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

5.            Bank Accounts. The Adviser may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and any subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement; provided, that no funds shall be commingled with the funds of the Adviser; and the Adviser shall from time to time render, upon request by the Board, its audit committee or the auditors of the Company, appropriate accountings of such collections and payments to the Board, its audit committee and the auditors of the Company, as applicable.

6.            Records; Access. The Adviser shall maintain, or shall cause to be maintained, appropriate records of its activities hereunder and make such records, or shall cause such records to be made, available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7.            Limitations on Activities. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s and the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Declaration of Trust, Bylaws or the Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Declaration of Trust, Bylaws or the Operating Partnership Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board, or the Shareholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 19 of this Agreement.

8.            Other Activities of the Adviser.

(a)           Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company, including, without limitation, the sponsoring, closing, advising and/or managing of any Other New Mountain Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a) which shall be for the sole benefit of the Adviser (and/or its Affiliates, officers, directors or employees). While information and recommendations supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or any Affiliate of the Adviser to others (including, for greater certainty, the Other New Mountain Accounts and their investors, as described more fully in Section 8(b)).

(b)           The Adviser and the Company acknowledge and agree that, notwithstanding anything to the contrary contained herein, (i) the Adviser and its Affiliates sponsor, advise and/or manage Other New Mountain Accounts and may in the future sponsor, advise and/or manage additional Other New Mountain Accounts, (ii) with respect to Other New Mountain Accounts with investment objectives or guidelines that overlap with the Company’s but that do not have priority over the Company, the Adviser and its Affiliates will allocate investment opportunities between the Company and such Other New Mountain Accounts in accordance with New Mountain’s prevailing policies and procedures on a basis that the Adviser and its Affiliates believe are fair and reasonable taking into account all factors as the Adviser deems relevant, including the sourcing of the transaction, the nature of the investment objective, investment focus, mandate or policies, target return profile or projected hold period, focus of each such Other New Mountain Account, the relative amounts of capital available for investment, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals for the Company and each such Other New Mountain Account and other considerations deemed relevant by the Adviser in good faith, and there may be circumstances where investments that are consistent with the Investment Guidelines may be shared with or allocated to one or more Other New Mountain Accounts (in lieu of the Company) in accordance with New Mountain’s prevailing policies and procedures and (iii) certain of the Other New Mountain Accounts have priority over the Company with respect to certain privately negotiated real estate equity or equity-related, long-term leased, operationally critical net lease real estate investments in the United States or Canadian that meet specific return, yield, and/or hold period criteria and such investments will be first offered to such Other New Mountain Accounts (which the Company’s investment strategies may overlap to some extent) in the Adviser’s or its Affiliate’s sole discretion.

(c)           In connection with the services of the Adviser hereunder, the Company and the Board acknowledge and/or agree that (i) as part of New Mountain’s regular businesses, personnel of the Adviser and its Affiliates may from time-to-time work on other projects and matters (including with respect to one or more Other New Mountain Accounts), and that conflicts may arise with respect to the allocation of personnel between the Company and one or more Other New Mountain Accounts and/or the Adviser and such other Affiliates, (ii) unless prohibited by the Declaration of Trust, Other New Mountain Accounts may invest, from time to time, in investments in which the Company also invests (including at a different level of an issuer’s capital structure (e.g., an investment by an Other New Mountain Account in a debt or mezzanine interest with respect to the same portfolio entity in which the Company owns an equity interest or vice versa) or in a different tranche of equity or debt with respect to an issuer in which the Company has an interest) and while New Mountain will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other New Mountain Accounts generally, such transactions are not required to be presented to the Board or any committee thereof for approval (unless otherwise required by the Declaration of Trust or Investment Guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor, (iii) the Company will from time to time pay fees to the Adviser and its Affiliates, including portfolio entities of Other New Mountain Accounts, for providing various services described in the PPM (collectively, “Services”), which fees will be in addition to the compensation paid to the Adviser pursuant to Section 10 of this Agreement, (iv) the Adviser and its Affiliates will from time to time receive fees from portfolio entities or other issuers for providing Services, including with respect to Other New Mountain Accounts and related portfolio entities, and while such fees will give rise to conflicts of interest the Company will not receive the benefit of any such fees, and (v) the terms and conditions of the governing agreements of such Other New Mountain Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other New Mountain Accounts) are materially different from the terms and conditions applicable to the Company and the Shareholders, and neither the Company nor the Shareholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other New Mountain Accounts as a result of an investment in the Company or otherwise. The Adviser shall keep the Board reasonably informed on a periodic basis in connection with the foregoing.

(d)           The Adviser is not permitted to consummate on the Company’s behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from New Mountain, any Other New Mountain Account or any of their Affiliates unless such transaction is approved by a majority of the Trustees, including a majority of the Independent Trustees, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, the Company may enter into Joint Ventures with Other New Mountain Accounts, or with New Mountain, the Adviser, one or more Trustees, or any of their respective Affiliates, only if a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners. The Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of certain Other New Mountain Accounts, as discussed above) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other New Mountain Accounts generally, but only those transactions set forth in this Section 8(d) will be expressly required to be presented for approval to the Independent Trustees or any committee thereof (unless otherwise required by the Declaration of Trust or the Investment Guidelines).

(e)           For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a Trustee or officer employee of the Company.

9.            Relationship with Trustees and Officers. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Trustee or officer of the Company, except that no director, officer or employee of the Adviser or its Affiliates who also is a Trustee or officer of the Company shall receive any compensation from the Company in such person’s capacity as a Trustee or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board, (b) as otherwise approved by the Board, including a majority of the Independent Trustees or (c) as otherwise set forth in this Agreement, and no such Trustee shall be deemed an Independent Trustee for purposes of satisfying the Trustee independence requirement set forth in the Declaration of Trust. For so long as this Agreement is in effect, the Adviser shall have the have the right to designate three Trustees for election to the Board. Furthermore, the Board shall consult with the Adviser in connection with filling of any vacancies created by the removal, resignation, retirement or death of any Trustee (other than in connection with a removal by Shareholders in accordance with the Declaration of Trust).

10.            Management Fee.

(a)           The Company will pay the Adviser a management fee (the “Company Management Fee”) equal to (i) 1.25% of NAV for the Class I Common Shares, plus (ii) 1.00% of NAV for the Class A Common Shares and Class F Common Shares, in each case, per annum and payable monthly in arrears, before giving effect to any accruals for the Management Fee, the Performance Participation Allocation or any Distributions. In addition, the Operating Partnership will pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to (i) 1.25% of the NAV of the Operating Partnership attributable to Class I units held by unitholders other than the Company or its subsidiary, plus (ii) 1.00% of NAV of the Operating Partnership attributable to Class A units and Class F units held by unitholders other than the Company or its subsidiary, in each case, per annum and payable monthly in arrears, before giving effect to any accruals for the Management Fee and the Performance Participation Allocation. For the avoidance of doubt, no Management Fee shall be paid on Class E Common Shares or Class E units of the Operating Partnership. The Adviser shall receive the Management Fees as compensation for services rendered under this Agreement.

(b)           The Company Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E Common Shares or Class E units of the Operating Partnership. The OP Management Fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E units of the Operating Partnership. If the Adviser elects to receive any portion of its Management Fee in Class E Common Shares or Class E units of the Operating Partnership, the Adviser or any subsequent transferee thereof may elect to have the Company or the Operating Partnership repurchase such Common Shares and/or units of the Operating Partnership from the Adviser or such transferee at a later date at a repurchase price per Common Share equal to the then NAV per Common Share of such class. Class E Common Shares or Class E units of the Operating Partnership (including those subsequently exchanged for Common Shares) obtained by the Adviser or any subsequent transferee will not be subject to the Company’s share repurchase plan, including the repurchase limits or any reduction or penalty for an early repurchase. The Operating Partnership will redeem any such Operating Partnership units for cash unless the Board determines that any such redemption for cash would be prohibited by applicable law or the Declaration of Trust, in which case such Operating Partnership units will be redeemed for the Company’s Class E Common Shares with an equivalent aggregate NAV.

(c)           In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d)           In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company and the Operating Partnership will pay the Adviser the Management Fee from the proceeds of the liquidation.

11.           Expenses.

(a)           Subject to Sections 4(e) and 11(b), the Adviser shall be responsible for the expenses of its normal operating overhead, including salaries of the Adviser’s and its Affiliate’s investment employees and senior advisors and rent and other expenses incurred in maintaining the Adviser’s place of business. The Company may reimburse the Adviser for services performed by the Company’s executive officers for the Company’s allocable portion of the compensation, benefits and related expenses (including travel expenses) paid by the Adviser (or its affiliates) to the Company’s executive officers (based on the percentage of time such individuals devote, on the Adviser’s estimated basis, to the business affairs of the Company and/or in acting on behalf of the Company).

(b)           In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company or the Operating Partnership shall pay all costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Company and the Operating Partnership, including, without limitation (collectively, “Company Expenses”):

(i)            the Management Fee and the Performance Participation Allocation;

(ii)           Broken Deal Expenses and out-of-pocket fees and expenses relating to temporary investments, including the sourcing, bidding, financing, evaluating, making deposits on, purchasing, trading, syndication of co-investments, settling, maintaining custody, disposition, monitoring, acquisition, holding and sale of thereof, including origination fees, syndication fees, research costs, due diligence costs, Broken Deal Expenses, bank service fees, fees and expenses of custodians, consultants, experts, travel, meal, lodging and entertainment expenses incurred for investment related purposes, outside legal counsel, consultants and accountants, administrator’s fees and financing costs (including interest expenses) and fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any Investment or otherwise facilitating the Company’s investment activities, including without limitation any overhead expenses related to such entity and costs of advisers, consultants, engineers and other professionals and service providers to the Company and its investment entities, in each case to the extent that such fees and expenses are not reimbursed by a third party;

(iii)           an amount equal to 100% of all premiums for insurance protecting the assets of the Company, and any Covered Persons from liabilities to third parties in connection with the Company’s affairs to the extent such premiums cover liabilities with respect to actions or omissions of the Company or of any Covered Person that would otherwise be subject to indemnification by the Company;

(iv)           out-of-pocket legal, Company-related and investment-related public relations, investor relations (including website costs), tax expenses, custodial and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation of amendments to the Declaration of Trust and the solicitation of consent to such amendments, if applicable, the preparation, printing and distribution of the Company’s financial statements and tax returns, and any Company-Related Compliance Obligation Expenses, and out-of-pocket expenses related to data rooms, investor portals or other websites and accounting systems;

(v)           interest on and fees and expenses arising out of all Company indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources;

(vi)           out-of-pocket auditing, tax preparation and review, accounting, appraisal, banking (including bank fees for returned wires), entity-level compliance fees, brokerage commissions, Board meetings, consulting (including environmental, social and governance-related consulting and tools), operating and valuation expenses of third-party service providers (including compliance, accounting, technology and environmental, social and governance consultants);

(vii)         out-of-pocket fees, costs and expenses of any third-party administrators (including Acuity resources), broker dealers, transfer agents, tax advisers, independent trustee, website design and maintenance, and deal finders;

(viii)        extraordinary costs and expenses (including, but not limited to indemnification and contribution expenses);

(ix)          subject to certain exceptions, taxes and other governmental charges, fees, penalties and duties payable by the Company, and costs and expenses associated with third-party tax advisors, tax return preparation or tax audits;

(x)           costs of damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder for common shares engaged by the Company or its affiliates);

(xi)          costs of reporting to the Shareholders, including costs incurred to comply with all current and future U.S. Securities and Exchange Commission reporting and tax reporting, and of any annual meeting or any special meetings of the Shareholders;

(xii)         costs associated with any third-party examinations or audits (including other similar services) of the Company or the Adviser that are attributable to the operation of the Company;

(xiii)         costs of winding up, liquidating, dissolving and terminating the Company;

(xiv)        costs and expenses of asset managers, property managers and other professionals and service providers in respect of the Company’s properties;

(xv)         expenses incurred in connection with complying with the Company’s organizational documents and applicable law, as well as any costs and expenses incurred in connection with transfer pricing studies and any transfers of the Common Shares (to the extent not reimbursed by the parties to such transfer);

(xvi)        administering and servicing and special servicing fees (whether paid to third-parties or to affiliates of the Adviser);

(xvii)       the cost of operational and accounting software and related expenses;

(xviii)      cost of software (including the fees of third-party software developers and software utilized in connection with the Company’s investment, operational, treasury and accounting activities) and related expenses, including as related to risk, research and market data, operations, accounting, treasury and the tracking and monitoring of Investments (e.g., portfolio management software, general ledger software, environmental, social and governance monitoring software, subscription management software and automation tools (e.g., Snowflake, Sigma, RPA)) used by the Adviser and its affiliates;

(xix)         risk, research and market data-related expenses (including software and hardware); and

(xx)          costs associated with corporate governance, the preparation and execution of Board meetings, and co-investments and/or joint venture arrangements;

provided, that, with respect to each of the Company Expenses described above, it being understood that, where any Company Expense relates to the Company and one or more Other New Mountain Accounts, such Company Expense shall mean only the Company’s allocable share thereof as determined in good faith by the Adviser.

(c)           The Adviser may, at its option, elect not to seek reimbursement for certain Company Expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(d)           Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(e)           Notwithstanding the foregoing, the Adviser (1) shall pay for all Organization and Offering Expenses incurred prior to the first anniversary of the Effective Date and (2) may pay for certain of the Company Expenses contemplated by Section 11(b) above (excluding Organization and Offering Expenses) incurred through the date that is 12 months following the Effective Date. All Organization and Offering Expenses and any of the Company Expenses contemplated by Section 11(b) above paid by the Adviser pursuant to this Section 11(e) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first anniversary of the Effective Date.

12.          Other Services. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Independent Trustees, subject to the limitations contained in the Declaration of Trust, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.          No Joint Venture. The Company and the Operating Partnership, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14.          Term. This Agreement shall continue in effect for two years from the Effective Date (the “Initial Term”), and thereafter shall continue automatically for successive two-year renewal periods unless at least two-thirds of the Independent Trustees agree that (i) there has been unsatisfactory performance by the Adviser that is materially detrimental to the Company or the Operating Partnership or (ii) the compensation payable to the Adviser hereunder is unfair; provided that the Company and the Operating Partnership shall not have the right to terminate this Agreement under clause (ii) above if the Adviser agrees to continue to provide the services under this Agreement at a reduced fee that at least two-thirds of the Independent Trustees determines to be fair pursuant to the procedure set forth below. The Company and the Operating Partnership may elect not to renew this agreement upon the expiration of the Initial Term or any Renewal Term and upon 180 days’ prior written notice to the Adviser (the “Termination Notice”). If the Company or the Operating Partnership issues the Termination Notice, the Company or the Operating Partnership shall be obligated to specify the reason for nonrenewal in the Termination Notice; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Adviser is unfair, the Adviser shall have the right to renegotiate such compensation by delivering to the Company and the Operating Partnership, no fewer than 60 days prior to the prospective last day of the Initial Term or Renewal Term (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company and the Operating Partnership (represented by the Independent Trustees) and the Adviser shall endeavor to negotiate in good faith the revised compensation payable to the Adviser under this Agreement, provided that the Adviser and at least two-thirds of the Independent Trustees agree to the terms of the revised compensation to be payable to the Adviser within 60 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Adviser hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The Company, the Operating Partnership and the Adviser agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding the same. In the event that the Company, the Operating Partnership and the Adviser are unable to agree to the terms of the revised compensation to be payable to the Adviser during such 60-day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice. For the avoidance of doubt, in the event that the Company terminates or ceases to be a party to this Agreement, the Agreement shall be null and void (other than Sections 18 through 22 hereof), including with respect to the Operating Partnership.

15.          Termination by the Parties. This Agreement may be terminated (i) at the option of the Adviser immediately upon a Change of Control of the Company or the Operating Partnership; or (ii) immediately by the Company or the Operating Partnership (A) for Cause, (B) upon the bankruptcy of the Adviser, or (C) upon a breach of a material provision of this Agreement by the Adviser and such breach continues for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Adviser takes steps to cure such breach within 30 days of the written notice). The provisions of Sections 17 through 22 survive termination of this Agreement.

16.          Assignment to an Affiliate. Except as set forth herein, the Adviser shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement to any Persons other than an Affiliate without the approval of a majority of the Trustees (including a majority of the Independent Trustees). Notwithstanding the foregoing, the Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.

17.          Payments to and Duties of Adviser Upon Termination.

(a)           After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(b)          The Adviser shall promptly upon termination:

(i)            pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser; and

(iv)          cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

18.          Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland or the Declaration of Trust.

19.          Indemnification by Adviser. The Adviser shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.

20.          Non-Solicitation. In the event of a termination without Cause of this Agreement by the Company pursuant to Section 15(iii) hereof, for two (2) years after the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two (2) year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 20 by the Company, including, without limitation, injunctive relief.

21.          Miscellaneous.

(a)            Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Declaration of Trust, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail, by electronic mail or posted on a password protected website maintained by the Adviser and for which the Company has received access instructions by electronic mail, when posted, using the contact information set forth herein:

The Company:	New Mountain Net Lease Trust
c/o New Mountain Finance Advisers, L.L.C.
1633 Broadway 48th Floor
New York, New York 10019
Attention: Kellie Steele
Email: KSteele@newmountaincapital.com

with required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Daniel B. Honeycutt
Email: daniel.honeycutt@stblaw.com

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Benjamin Wells
Email: BWells@stblaw.com

The Adviser:	New Mountain Finance Advisers, L.L.C.
1633 Broadway 48th Floor
New York, New York 100196
Attention: Arina Popova
Email: apopova@newmountaincapital.com

with required copies to:	Simpson Thacher & Bartlett LLP
900 G Street NW
Washington, D.C. 20001
Attention: Daniel B. Honeycutt
Email: daniel.honeycutt@stblaw.com

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Benjamin Wells
Email: BWells@stblaw.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 21(a).

(b)          Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c)          Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)          Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)          Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f)           Indulgences, No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g)          Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h)          Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i)           Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)), or other transmission method. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

22.          Trademark. The Adviser hereby grants the Company and the Operating Partnership a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “New Mountain Net Lease Trust” and “NEWLEASE Operating Partnership LP,” and to use “New Mountain,” as constituent parts of the names of each of their Affiliates and to use such names in connection with their materials (including those used in connection with the Company’s website) (collectively, the “New Mountain Names”) solely in connection with the operation, maintenance and execution of business of the Company and the Operating Partnership. All rights in and to the New Mountain Names not expressly granted herein to the Company and the Operating Partnership are retained and reserved by the Adviser (or its Affiliates). The Company and the Operating Partnership agree not to contest the validity of the Adviser’s (or its Affiliates’) rights to the New Mountain Names. At no time during the term of the Agreement or following the termination of the Agreement shall the Company or the Operating Partnership have any right, title or interest to the name or goodwill attached to the New Mountain Names. Upon the termination of this Agreement at any time and for any reason, all of the Company’s and the Operating Partnership’s right, title and interest in and to the use of the New Mountain Names shall terminate and any goodwill thereto shall continue to vest in the Adviser (or its Affiliates). The Company and the Operating Partnership shall have sixty (60) days from the date of termination to cease all further use of the New Mountain Names.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

New Mountain Net Lease Trust

By:	/s/ Teddy Kaplan
Name: Teddy Kaplan
Title: Chief Executive Officer and President

NEWLEASE Operating Partnership LP

By:	New Mountain Net Lease Trust, its general partner

By:	/s/ Teddy Kaplan
Name: Teddy Kaplan
Title: Chief Executive Officer and President

New Mountain Finance Advisers, L.L.C.

By:	/s/ Adam Weinstein
Name: Adam Weinstein
Title: Authorized Person

[Signature Page to Advisory Agreement]